UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hartford Plaza Hartford, Connecticut	06155

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
This Current Report on Form 8-K is filed on behalf of The Hartford Financial Services Group, Inc. (“The Hartford” or the “Company”) to provide supplemental financial disclosure relating to the fiscal years ended December 31, 2008 and 2009; and the six months ended June 30, 2010. Such supplemental financial disclosure is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Hartford is changing its reporting segments effective for third quarter 2010 reporting. The segment changes reflect the manner in which the Company is currently organized for purposes of making operating decisions and assessing performance. Accordingly, segment data for prior reporting periods has been adjusted to reflect the new segment reporting. As a result, the Company created three customer focused divisions: Commercial Markets, Consumer Markets and Wealth Management.
The Commercial Markets division consists of the reporting segments of Property & Casualty Commercial and Group Benefits. The Property & Casualty Commercial reporting segment includes the former Small Commercial, Middle Market and Specialty Commercial reporting segments. Group Benefits is now included in the Commercial Markets division and is otherwise unchanged from June 30, 2010.
The Consumer Markets division and reporting segment includes the former Personal Lines reporting segment.
The Wealth Management division consists of the following reporting segments: Global Annuity, Life Insurance, Retirement Plans and Mutual Funds. Global Annuity includes the former Global Annuity - U.S. and Global Annuity — International reporting segments, as well as institutional investment products (“IIP”) which was within the former Institutional Solutions Group (“Institutional”). Life Insurance includes the former Individual Life reporting segment and private placement life insurance (“PPLI”) operations formerly within Institutional and Life Other. The former Retirement segment is now reported as two separate segments: Retirement Plans and Mutual Funds.
Corporate and Other includes Property & Casualty Other Operations and the former Life-Other, excluding the PPLI operations now included in Life Insurance.
Certain inter-segment arrangements have been terminated retrospectively whereby the former Specialty Commercial reporting segment was reimbursing the former Personal Lines, Small Commercial and Middle Market reporting segments for certain losses incurred from uncollectible reinsurance and under certain liability claims.
As a result of this reorganization, the Company’s seven reporting segments are as follows:
Commercial Markets
Property & Casualty Commercial
Property & Casualty Commercial provides workers’ compensation, property, automobile, liability and umbrella coverages primarily throughout the United States (“U.S.”), along with a variety of customized insurance products and risk management services including professional liability, fidelity, surety, specialty casualty coverages and third-party administrator services.
Group Benefits
Group Benefits provides employers, associations, affinity groups and financial institutions with group life, accident and disability coverage, along with other products and services, including voluntary benefits, and group retiree health.
Consumer Markets
Consumer Markets provides standard automobile, homeowners and home-based business coverages to individuals across the U.S., including a special program designed exclusively for members of AARP. Consumer Markets also operates a member contact center for health insurance products offered through the AARP Health program.
Wealth Management
Global Annuity
Global Annuity offers individual variable, fixed market value adjusted and single premium immediate annuities in the U.S., a range of products to institutional investors, including but not limited to, stable value contracts, mutual funds, and institutional annuities, and administers investments, retirement savings and other insurance and savings products to individuals and groups outside the U.S., primarily in Japan and Europe.
Life Insurance
Life Insurance sells a variety of life insurance products, including variable universal life, universal life, and term life, as well as variable private placement life insurance owned by corporations and high net worth individuals.
Retirement Plans
Retirement Plans provides products and services to corporations pursuant to Section 401(k) and products and services to municipalities and not-for-profit organizations under Section 457 and 403(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Mutual Funds
Mutual Funds offers retail, proprietary and investment-only mutual funds and college savings plans under Section 529 of the Code.
Corporate and Other
The Hartford includes in Corporate and Other the Company’s debt financing and related interest expense, as well as other capital raising activities, certain property and casualty insurance operations of The Hartford that have discontinued writing new business and includes substantially all of the Company’s asbestos and environmental exposures, banking operations, certain purchase accounting adjustments and other charges not allocated to the segments.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Supplemental financial disclosure relating to the fiscal years ended December 31, 2008 and 2009; and the six months ended June 30, 2010.
As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K under Item 2.02, including the Exhibit contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc. (Registrant)

Date: October 5, 2010	/s/ Beth A. Bombara Beth A. Bombara
Senior Vice President and Controller
(Chief accounting officer and duly authorized signatory)

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